CHITTENDEN CORPORATION
                         PRO FORMA CONDENSED BALANCE SHEET
                                September 30, 1995
                              (Dollars in Thousands)
                                    (Unaudited)

                                    CC         Flagship     Pro Forma     Pro
                               (Historical)  (Historical)  Adjustments   Forma
                                                              DR(CR)

ASSETS
Cash and Cash Equivalents            151632         12495             -  164127
Investment Securities
 Available for Sale                  258991         48977             -  307968
Investment Securities Held
 for Investment                        9747         35386             -   45133
Loans                               1049790        160934             - 1210724
  Allowance for Loan Losses          -24536         -3062             -  -27598
   Net Loans                        1025254        157872             - 1183126
Premises and Equipment                18600          6356             -   24956
Intangibles                           11481             -             -   11481
Other Assets                          47103          4013             -   51116
   Total Assets                     1522808        265099             - 1787907

LIABILITIES AND STOCKHOLDERS'
EQUITY
Liabilities:
 Total Deposits                     1305416        212581             - 1517998
 Short-Term Borrowings                60922         31109             -   92031
 Other Liabilities                    25541          3532             -   29072
  Total Liabilities                 1391879        247222             - 1639101

Stockholders' Equity:                                          3134 (1)
 Common Stock-Par Value                8542          3134     -1303 (1)    9845

 Surplus                              58982         10856     -3134 (1)   71547
                                                               1303 (1)
                                                                122 (1)
Retained Earnings                     68008          4036             -   72044
Security Valuation Allowance,
 Net of Taxes                          -561           -27             -    -588
Treasury Stock, at Cost               -3967          -122      -122 (1)   -3967
Unearned Portion of Employee
 Restricted Stock                       -75             -             -     -75
  Total Stockholders' Equity         130929         17877             -  148806
  Total Liabilities and             1522808        265099             _ 1787907
   Stockholders' Equity

See Notes to Pro Forma Condensed Financial Statements



                             CHITTENDEN CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 For the Nine Months Ended September 30, 1995
                  (Dollars in Thousands, Except Share Data)
                                  (Unaudited)

                                                                          Pro
                                                             Pro         Forma
                                                            Forma         CC-
                                   CC        Flagship   Adjustments    Flagship
                              (Historical) (Historical)    DR(CR)      Subtotal

Interest Income:
 Interest and Fees on Loans           71057        10939           -      81996
 Interest and Dividends on
  Securities                          12430         3865           -      16295
 Other                                 1360          159           -       1519
   Total Interest Income              84847        14963           -      99810

Interest Expense:
 Deposits                             34704         3947           -      38651
 Other                                 2056         1026           -       3082
   Total Interest Expense             36760         4973           -      41733

Net Interest Income Before
 Provision for Possible
 Loan Losses                          48087         9990           -      58077
Provision for Possible
 Loan Losses                           2750          600           -       3350

Net Interest Income After
 Provision for Possible
 Loan Losses                          45337         9390           -      54727

Noninterest Income                    21773          839           -      22612
Noninterest Expenses                  44208         7052        -204 (2)  51056

Income (Loss) Before Income
 Taxes                                22902         3177        -204      26283
Provision (Benefit) for Income
 Taxes                                 7414         1177           -       8591
Net Income (Loss)                     15488         2000        -204      17692

Weighted Average Common
 and Common Equivalent
 Shares Outstanding                 8263179                             9646347

Earnings Per Share
 Fully Diluted                         1.87                                1.83
 Primary                               1.88                                1.84

See Notes to Pro Forma Condensed Financial Statements

                                              Purchase
                                             Accounting
                                    BWM      Adjustments     Pro
                               (Historical)   DR(CR)(5)     Forma

Interest Income:
 Interest and Fees on Loans            3185          -26       85207
 Interest and Dividends on
  Securities                            503            -       16798
 Other                                    -            -        1519
   Total Interest Income               3688          -26      103524

Interest Expense:
 Deposits                              1272         -384       39539
 Other                                  277            -        3359
   Total Interest Expense              1549         -384       42898

Net Interest Income Before
 Provision for Possible
 Loan Losses                           2139         -410       60626
Provision for Possible
 Loan Losses                           1200            -        4550

Net Interest Income After
 Provision for Possible
 Loan Losses                            939         -410       56076

Noninterest Income                       76            -       22688
Noninterest Expenses                   1730          173       52959

Income (Loss) Before Income
 Taxes                                 -715         -237       25805
Provision (Benefit) for Income
 Taxes                                 -243          132        8480
Net Income (Loss)                      -472         -105       17325

Weighted Average Common
 and Common Equivalent
 Shares Outstanding                                          9864717 (7)

Earnings Per Share
 Fully Diluted                                                  1.76
 Primary                                                        1.76

See Notes to Pro Forma Condensed Financial Statements


                             CHITTENDEN CORPORATION
                  PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     For the Year Ended September 30, 1995
                  (Dollars in Thousands, Except Share Data)
                                  (Unaudited)



                                                          Pro Forma
                                                             CC-
                                    CC        Flagship     Flagship       BWM
                               (Historical) (Historical)   Subtotal(Historical)

Interest Income:
 Interest and Fees on Loans           71055        11257       82312      13218
 Interest and Dividends on
  Securities                          12993         4425       17418       2174
 Other                                  882          687        1569         19
   Total Interest Income              84930        16369      101299      15411

Interest Expense:
 Deposits                             29225         4210       33435       5625
 Other                                 1800          726        2526        303
   Total Interest Expense             31025         4936       35961       5928

Net Interest Income Before
 Provision for Possible
 Loan Losses                          53905        11433       65338       9483
Provision for Possible
 Loan Losses                           4300         1200        5500       1410

Net Interest Income After
 Provision for Possible
 Loan Losses                          49605        10233       59838       8073

Noninterest Income                    23525         1583       25108        568
Noninterest Expenses                  49867         7818       57685       6235

Income Before Income Taxes            23263         3998       27261       2406
Provision (Benefit) for Income
 Taxes                                 7726         1498        9224        992
Net Income                            15537         2500       18037       1414

Weighted Average Common
 and Common Equivalent
 Shares Outstanding                 7879826                  9178346

Earnings Per Share
 Fully Diluted                         1.97                     1.97
 Primary                               1.97                     1.97

See Notes to Pro Forma Condensed Financial Statements

                                 Purchase
                                Accounting
                                Adjustments      Pro
                                 DR(CR)(6)      Forma

Interest Income:
 Interest and Fees on Loans            -551        96081
 Interest and Dividends on
  Securities                              -        19592
 Other                                    -         1588
   Total Interest Income               -551       117261

Interest Expense:
 Deposits                               686        39746
 Other                                    -         2829
   Total Interest Expense               686        42575

Net Interest Income Before
 Provision for Possible
 Loan Losses                            135        74686
Provision for Possible
 Loan Losses                              -         6910

Net Interest Income After
 Provision for Possible
 Loan Losses                            135        67776

Noninterest Income                        -        25676
Noninterest Expenses                   1228        65148

Income Before Income Taxes             1363        28304
Provision (Benefit) for Income
 Taxes                                 -383         9833
Net Income                              980        18471

Weighted Average Common
 and Common Equivalent
 Shares Outstanding                              9962752 (7)

Earnings Per Share
 Fully Diluted                                      1.85
 Primary                                            1.85


See Notes to Pro Forma Condensed Financial Statements

                              CHITTENDEN CORPORATION
                   PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                       For the Year Ended December 31, 1993
                     (Dollars in Thousands, Except Share Data)
                                  (Unaudited)

                                                            Pro Forma
                                    CC         Flagship    Adjustments    Pro
                               (Historical)  (Historical)     DR(CR)     Forma

Interest Income:

 Interest and Fees on Loans           69979         10054             -   80033
 Interest and Dividends on
  Securities                           9557          3691             -   13248
 Other                                  267           341             -     608
 Total Interest Income                79803         14086             -   93889

Interest Expense:
 Deposits                             27870          4285             -   32155
 Other                                 1704           536             -    2240
  Total Interest Expense              29574          4821             -   34395

Net Interest Income Before
 Provision for Possible Loan
 Losses                               50229          9265             -   59494
Provision for Possible Loan
 Losses                                6600          1535             -    8135
Net Interest Income After
 Provision for Loan Losses            43629          7730             -   51359

Noninterest Income                    24308          2268             -   26576
Noninterest Expenses                  51097          7426             -   58523

Income Before Income Taxes            16840          2572             -   19412
Provision for Income Taxes             5243           667             -    5910
Income Before Cumulative
 Effect of Change in
 Accounting Principle                 11597          1905             -   13502
Cumulative Effect of Change
 in Accounting Principle               -575             -      -575 (4)       -
Net Income                            11022          1905      -575       13502

Weighted Average Common and
 Common Equivalent Shares
 Outstanding                        7759357                             9051637
Earnings Per Share
 Before Cumulative Effect of
  Change in Accounting
  Principle                            1.50
 Cumulative Effect of Change
  in Accounting Principle              -.08
 Fully Diluted                         1.42                                1.43
 Primary                               1.42                                1.43

See Notes to Pro Forma Condensed Financial Statements

                              CHITTENDEN CORPORATION
                   PRO FORMA CONDENSED STATEMENTS OF OPERATIONS
                       For the Year Ended December 31, 1992
                     (Dollars in Thousands, Except Share Data)
                                  (Unaudited)


                                                            Pro Forma
                                    CC         Flagship    Adjustments    Pro
                               (Historical)  (Historical)     DR(CR)     Forma

Interest Income:

 Interest and Fees on Loans           75086         11838             -   86924
 Interest and Dividends on
  Securities                          11361          2778             -   14139
 Other                                  537           277             -     814
  Total Interest Income               86984         14893             -  101877

Interest Expense:
 Deposits                             38911          5648             -   44559
 Other                                 2389           473             -    2862
  Total Interest Expense              41300          6121             -   47421

Net Interest Income Before
 Provision for Possible
 Loan Losses                          45684          8772             -   54456
Provision for Possible Loan
 Losses                                7513          3583             -   11096
Net Interest Income After
 Provision for Loan Losses            38171          5189             -   43360

Noninterest Income                    21073          1913             -   22986
Noninterest Expenses                  49582          5888             -   55470

Income Before Income Taxes             9662          1214             -   10876

Provision for Income Taxes             2444            13             -    2457
Net Income                             7218          1201             -    8419

Weighted Average Common and
 Common Equivalent Shares
 Outstanding                        7743227                             9062709
Earnings Per Share
 Fully Diluted                         0.94                                0.93
 Primary                               0.94                                0.93


See Notes to Pro Forma Condensed Financial Statements